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                                                                       Exhibit 5

                                                August 1, 1996



Segue Software, Inc.
1320 Centre Street
Newton Centre, Massachusetts  02159

       Re: Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan and 1996 Employee
            Stock Purchase Plan

Ladies and Gentlemen:

       We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 2,050,640 shares (the "Shares") of Common Stock, $.01 par value per share, of Segue Software, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan and 1996 Employee Stock Purchase Plan (collectively, the "Plans").

       We have examined the Certificate of Incorporation of the Company, the By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

       In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

       Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plans, and the Shares, when issued and paid for in accordance with the terms of the Plans and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

       Our opinion is limited to the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

       We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                      Very truly yours,



                                      MINTZ, LEVIN, COHN, FERRIS, GLOVSKY
                                       AND POPEO, P.C.


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